Exhibit n(1)m

AMENDED & RESTATED SCHEDULE A to

MANNING & NAPIER FUND, INC.

Amended and Restated Rule 18f-3 Multiple Class Plan

August 1, 2013

FUND	SHARE CLASS
	S	I	K	R	C	A	B	Z	D	E
Target Income Series		X	X	X	X
Target 2010 Series		X	X	X	X
Target 2015 Series		X	X	X	X
Target 2020 Series		X	X	X	X
Target 2025 Series		X	X	X	X
Target 2030 Series		X	X	X	X
Target 2035 Series		X	X	X	X
Target 2040 Series		X	X	X	X
Target 2045 Series		X	X	X	X
Target 2050 Series		X	X	X	X
Target 2055 Series		X	X	X	X
Pro-Blend Conservative Term Series	X	X		X	X			X		X
Pro-Blend Moderate Term Series	X	X		X	X			X		X
Pro-Blend Extended Term Series	X	X		X	X			X		X
Pro-Blend Maximum Term Series	X	X		X	X			X		X
Tax Managed Series						X	X	X	X	X
Small Cap Series						X	X	X	X	X
World Opportunities Series						X	X	X	X	X
International Series	X	X
New York Tax Exempt Series						X
Ohio Tax Exempt Series						X
Diversified Tax Exempt Series						X
Life Sciences Series						X
Global Fixed Income Series	X	X
Technology Series						X
High Yield Bond Series	X	X
Overseas Series						X
Equity Series						X
Core Bond Series						X
Core Plus Bond Series	X	X
Dividend Focus Series	X	X
Real Estate Series	X	X
Emerging Markets Series						X
Inflation Focus Equity Series						X
Non-U.S. Equity Select Series	X	X
U.S. Equity Select Series	X	X
Global Equity Select Series	X	X
Strategic Income Conservative Series	X	X
Strategic Income Moderate Series	X	X
U.S. Dividend Focus Series	X	X
International Dividend Focus Series	X	X